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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )

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Filed by a party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ZAYO GROUP HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 Explanatory Note

On September 27, 2018, Zayo Group Holdings Inc. (the "Company") filed with the Securities and Exchange Commission a definitive proxy statement (the "Proxy Statement") for the Company's 2018 Annual Meeting of Shareholders, to be held on November 6, 2018 (the "Annual Meeting"). This supplement is being filed to correct certain disclosures in the "Compensation Actions and Outcomes," "CEO Pay Ratio," "Summary Compensation Table," and the "Grant of Plan Based Awards in Fiscal 2018" sections in the Proxy Statement to reflect the correction of an inadvertent calculation error regarding the Fiscal 2018 grant date value of the Company's Part B Restricted Stock Units (the "Part B RSUs").

The subsections entitled "CEO Pay Ratio," "Summary Compensation Table," and "Grants of Plan Based Awards in Fiscal 2018," on pages 53, 54 and 55-56, respectively, of the Proxy Statement are amended in their entirety as set forth below. The indicated bullet point on Page 38 of the Proxy Statement is also amended in its entirety as set forth below.

Except as specifically revised by the information contained herein, this supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This supplement should be read with the Proxy Statement, and, from and after the date of this supplement, any references to the "Proxy Statement" shall be deemed to include the Proxy Statement as supplemented hereby.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so. If you have not already voted or if you wish to change your vote, please vote by telephone or internet, or via the virtual meeting website, to ensure that your voting instructions are timely received before the Annual Meeting. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to Be Held on November 6, 2018:
The Proxy Statement, 10-K Wrap and
this Supplement are available on the Internet at
www.proxyvote.com.

Pursuant to the Securities and Exchange Commission's "Notice and Access" rules, we are furnishing proxy materials to our shareholders primarily via the Internet. Beginning on or about September 27, 2018, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice"), containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our 10-K wrap. The Notice also instructs you on how you can vote using the Internet and by telephone. Other shareholders, in accordance with their prior requests, have been mailed paper copies of our proxy materials and a proxy card or voting form.

The Annual Meeting will be held virtually via live webcast on Tuesday, November 6, 2018, at 7:30 a.m. (Mountain Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/zayo2018, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice.

CEO Pay Ratio

In Fiscal 2018, our CEO's total compensation was $9.7 million versus our median employee compensation of $67k, both calculated in the same manner as set forth in the Summary Compensation Table included in this proxy statement. This reflects a CEO pay ratio of 145:1. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Our median employee annual pay calculation was determined by reviewing the compensation of all active employees as of June 30, 2018 based on total taxable compensation for the fiscal year 2018, which includes all cash compensation, including incentive cash compensation, and any vested restricted stock units.

The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation of our named executive officers in Fiscal 2018, Fiscal 2017 and Fiscal 2016.

Name and Principal Position	Fiscal Year	Salary($)(4)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Dan Caruso	2018	$17,500	$9,720,252	—	$175	$9,737,927
Chief Executive Officer	2017	$17,500	$15,137,857	—	$328	$15,155,685
	2016	$17,500	$11,844,408	—	—	$11,861,908
Matt Steinfort	2018	$229,773	$2,344,549	$93,750	$5,400	$2,673,472
Chief Financial Officer	2017	—	—	—	—	—
	2016	—	—	—	—	—
Jack Waters	2018	$325,000	$3,657,194	$62,500	$5,400	$4,050,094
Chief Technology Officer & President of Fiber	2017	$285,606	$2,860,129	$50,000	$4,879	$3,200,615
Solutions	2016	—	—	—	—	—
Andrew Crouch	2018	$200,909	$13,108,345	$112,500	—	$13,421,754
(former) President & Chief Operating Officer	2017	$42,000	$2,343,603	$150,000	—	$2,535,603
	2016	—	—	—	—	—
Ken desGarennes	2018	$66,297	$617,982	$18,750	—	$703,029
(former) Chief Financial Officer	2017	$240,000	$9,048,400	$60,000	$5,400	$9,353,800
	2016	$240,000	$6,823,981	$172,500	$5,300	$7,241,781

(1)
Stock awards reported include both the grant date value of the Part A RSU awards and Part B RSU awards, in each case calculated in accordance with FASB ASC Topic 718. For the Part B RSU awards, the values reported in the table are based on the target award based grant date fair value. The values of the Part B RSU awards, assuming maximum performance, are: Mr. Caruso — $43,455,244, Mr. Steinfort — $4,298,548, Mr. Waters — $3,477,098, Mr. Crouch — $15,650,638 and Mr. desGarennes — $3,508,687.

(2)
Comprises compensation earned in the respective year under our quarterly non-equity incentive plan, which we describe under "Elements of Executive Compensation — Incentive Cash Compensation (ICC)."

(3)
Reflects 401(k) matching contributions.

(4)
Reflects partial year compensation, Mr. Crouch terminated employment on May 1, 2018 and Mr. deGarennes terminated employment on February 9, 2018. Mr. desGarennes' compensation was reduced in October 2017 to $17.5k as part of his transition to an advisory role until his termination in February 2018.

Grants of Plan Based Awards in Fiscal 2018

The following table provides information about grants of plan-based awards to our named executive officers in Fiscal 2018 and non-equity incentive plan award information for Fiscal 2018:

	Grant	Estimated possible payouts under non-equity incentive plan awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards

Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)(4)	($)
Dan Caruso
Part B	7/6/17	—	—	—	7,804	70,942	255,391	—	$1,352,155
Part B	10/10/17	—	—	—	10,207	49,307	340,218	—	$2,223,746
Part B	1/5/18	—	—	—	9,701	46,863	323,355	—	$2,458,902
Part B	4/5/18	—	—	—	10,248	49,509	341,612	—	$3,685,450
Matt Steinfort
Part A	9/27/17	—	—	—	—	—	—	3,545	$121,345
Part A	11/28/17	—	—	—	—	—	—	9,363	$334,259
Part A	2/28/18	—	—	—	—	—	—	10,086	$361,583
Part A	5/29/18	—	—	—	—	—	—	15,669	$542,774
Part B	7/6/17	—	—	—	366	3,326	11,974	—	$63,394
Part B	10/10/17	—	—	—	1,124	5,428	37,453	—	$244,803
Part B	1/5/18	—	—	—	1,068	5,159	35,597	—	$270,693
Part B	4/5/18	—	—	—	1,128	5,450	37,605	—	$405,698
Cash Incentive			$300,000	$600,000
Jack Waters
Part A	9/27/17	—	—	—	—	—	—	3,720	$127,336
Part A	11/28/17	—	—	—	—	—	—	8,457	$301,915
Part A	2/28/18	—	—	—	—	—	—	9,109	$326,558
Part A	6/11/18	—	—	—	—	—	—	21,228	$775,671
Sign-on RSU	9/30/17	—	—	—	—	—	—	20,206	$695,490
Sign-on RSU	12/29/17	—	—	—	—	—	—	19,204	$706,707
Part B	7/6/17	—	—	—	1,137	10,335	37,206	—	$196,985
Part B	10/10/17	—	—	—	1,015	4,902	33,824	—	$221,080
Part B	1/5/18	—	—	—	482	2,330	16,077	—	$122,255
Part B	4/5/18	—	—	—	509	2,461	16,981	—	$183,197
Cash Incentive			$200,000	$400,000
Andrew Crouch
Part A	9/27/17	—	—	—	—	—	—	41,511	$1,420,922
Part A	11/28/17	—	—	—	—	—	—	28,307	$1,010,560
Part A	2/28/18	—	—	—	—	—	—	30,490	$1,093,066
Sign-on RSU	9/30/17	—	—	—	—	—	—	48,449	$1,667,614
Sign-on RSU	12/31/17	—	—	—	—	—	—	41,452	$1,514,394
Sign-on RSU	3/30/18	—	—	—	—	—	—	43,476	$1,485,140
Sign-on RSU	4/30/18	—	—	—	—	—	—	40,561	$1,472,364
Part B	7/6/17	—	—	—	3,805	34,592	124,531	—	$659,324
Part B	10/10/17	—	—	—	3,397	16,410	113,229	—	$740,091
Part B	1/5/18	—	—	—	3,228	15,596	107,612	—	$818,322
Part B	4/5/18	—	—	—	3,411	16,477	113,691	—	$1,226,548
Cash Incentive			$150,000	$300,000
Ken desGarennes
Part B	7/6/17	—	—	—	3,567	32,423	116,723	—	$617,982
Cash Incentive			$75,000	$150,000
(1)
These figures represent the threshold, target and maximum annual cash payout opportunity for each executive under our non-equity incentive compensation plan during Fiscal 2018 (See "Elements of Executive Compensation — Incentive Cash Compensation (ICC)" for additional information regarding this plan and the actual payouts for Fiscal 2018).

(2)
These figures represent the threshold, target and maximum number of shares eligible to vest under Part B RSU Awards granted in Fiscal 2018 (See "Elements of Executive Compensation — Performance RSUs — Part B RSUs" for additional information regarding the Part B RSU awards).

(3)
The awards shown in this column vest, if at all, based upon (i) Company stock price performance over a performance period of one year with the starting price being the average closing price over the last ten trading days of the quarter immediately prior to the grant and the ending price being the average closing price over the last ten trading days of the measurement period and (ii) continued employment through twelve to fifteen months after the last day of the quarter preceding the grant date of the Part B RSU.

(4)
These figures represent Part A RSUs. The awards shown in this column vest based upon continued employment through one year after the first day of the quarter in which the Part A RSU grant is made and at that time will be exchanged for an equal number of shares in the Company's Common Stock. These Part A RSUs were granted based upon performance for the last quarter of the prior fiscal year. Due to SEC reporting rules, equity grants are reported on the date of grant, regardless of what performance period they are tied to. As such, the Part A RSUs granted in connection with performance for the last quarter of fiscal year 2018 are not reported here, but will be set forth in next year's proxy.

Compensation Actions and Outcomes

Correction

The first bullet under the heading Part B RSUs in the 2018 Outcomes column on Page 38 of the Proxy Statement is revised to indicate "Part B RSU grants to CEO had an aggregate value of $8.6 million" rather than "Part B RSU grants to CEO had aggregate grant date fair value of $8.6 million."

QuickLinks

Explanatory Note
Important Notice Regarding the Availability of Proxy Materials For the Shareholder Meeting to Be Held on November 6, 2018: The Proxy Statement, 10-K Wrap and this Supplement are available on the Internet at www.proxyvote.com.
  CEO Pay Ratio
  Summary Compensation Table